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                                                               EXHIBIT 10.16

                              KIVA GENETICS, INC.

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "AGREEMENT") is dated as of March 9, 1999, by and between Hugh Y. Rienhoff, Jr. ("Employee") and Kiva Genetics, Inc., a Delaware corporation (the "COMPANY"), and is intended to supersede and replace the prior Employment Agreement dated November 1, 1998, which prior Employment Agreement is hereby terminated.

     1. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and continue until properly terminated in accordance with Section 5.

     2.   DUTIES.

          (a) POSITION. Employee shall be employed as Chairman and Chief Executive Officer and will report to the Company's Board of Directors.

          (b) OBLIGATIONS TO THE COMPANY. Employee agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, and except as otherwise specified herein, Employee further agrees that he will devote all of his business time and attention to the business of the Company. During the term of his employment and the Severance Period (if any) Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason, with or without Cause. If Employee's employment terminates for any or no reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement.

     4. COMPENSATION. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

          (a) SALARY. Employee shall receive a monthly salary of $20,833.33, which is equivalent to $250,000 on an annualized basis. Employee's monthly salary will be payable in two (2) equal biweekly installments pursuant to the Company's normal payroll practices. The salary shall be reviewed at reasonable intervals by the Board, or its Compensation Committee, and any increase will be effective as of the date determined appropriate by the Board, or its Compensation Committee.

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         (b)  BONUSES. Employee will be eligible to receive an annual cash bonus (the "ANNUAL BONUS"), the exact amount to be determined based upon performance against milestones established annually by the Board or its Compensation Committee. In addition to the Annual Bonus, Employee will participate in and, to the extent earned or otherwise payable thereunder, receive periodic incentive cash bonuses pursuant to the incentive bonus programs currently maintained or hereafter established by the Company for its executives generally or pursuant to one or more substantially equivalent programs. Employee's entitlement to incentive bonuses is discretionary and will be determined by the Board or its Compensation Committee in good faith based upon the extent to which Employee's individual performance objectives and the Company's financial and nonfinancial objectives were achieved during the applicable bonus period.

         (c) MOVING EXPENSES. The Company will pay the reasonable moving and storage expenses of Employee in relocating to the San Francisco Bay Area.

         (d) HOUSING EXPENSES. The Company will provide Employee with a housing loan of $100,000 in the form of a promissory note (the "Note") secured by all shares of Common Stock held by Employee and forgivable over a four year period at a rate of 1/4 of the loan each year based upon continued employment. The Note shall be due and payable (to the extent not forgiven) upon termination of employment with Cause, upon Voluntary Termination pursuant to Section 5(a)(iii) below, or upon the sale of such Common Stock held by Employee. The Note and any augmented amounts to the Note, as set forth below, shall be forgiven upon the Involuntary Termination of Employee pursuant to Section 5(b)(ii) below. In addition, Employee will be entitled to receive up to $48,000 in reimbursement for Employee's out of pocket expenses associated with interim housing costs. Any unused portion of such $48,000 amount may be augmented to the Note on the same terms as pertain to the Note.

         (e) ADDITIONAL BENEFITS. Employee will have the ability to participate in the Company's employee benefit plans of general application, including, without limitation, those plans covering medical and disability insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect at the Company during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

         (f) REIMBURSEMENT OF EXPENSES. Employee shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

     5.  TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.

         (a) TERMINATION OF EMPLOYMENT. This Agreement may be terminated upon notice of one or more of the following events:

               (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 6 below)("TERMINATION FOR CAUSE");

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                   (ii)    The Company's determination that it is terminating
Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("TERMINATION WITHOUT CAUSE");

                   (iii) The effective date of a written notice sent to the Company from Employee stating the Employee is electing to terminate his employment with the Company ("VOLUNTARY TERMINATION");

                   (iv) Following Employee's death or disability (as defined in Section 7 below); or

                   (v) A change in Employee's status such that a Constructive Termination (as defined in Section 5(b)(iv) below) has occurred.

              (b) SEVERANCE BENEFITS. Employee shall be entitled to receive severance benefits upon termination of employment only as set forth in this
Section 5(b):

                   (i) VOLUNTARY TERMINATION. If Employee's employment terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                   (ii) INVOLUNTARY TERMINATION. If Employee's employment is terminated under Section 5(a)(ii) or Section 5(a)(v) above (such termination, an "INVOLUNTARY TERMINATION"), Employee will be entitled to receive payment of severance benefits equal to Employee's then regular monthly salary for nine (9) months after the effective date of such termination (the "SEVERANCE PERIOD"). Such payments shall be made ratably over the Severance Period according to the Company's standard payroll schedule. Employee will also be entitled to receive payment ratably over the Severance Period of any Annual Bonus payable under Section 4(b) only to the extent that the Annual Bonus has been earned as of the date of termination, as determined by the Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year. Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period.

                   (iii) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

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             (iv) CONSTRUCTIVE TERMINATION. Constructive Termination shall be deemed to occur if (A)(1) there is a material adverse change in Employee's position causing such position to be of materially reduced stature or responsibility, (2) a reduction of more than twenty percent (20%) of Employee's base compensation unless in connection with similar decreases of other similarly situated employees of the Company, or (3) Employee's refusal to relocate to a facility or location more than fifty (50) miles from the Company's current location; and (B) within the thirty (30) day period immediately following such material change or reduction Employee elects to terminate his employment voluntarily.

             (v) TERMINATION BY REASON OF DEATH OR DISABILITY. In the event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 7 below), Employee or Employee's estate of representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Employee's estate or representative will receive the amount of Employee's salary until Disability benefits become payable (but in no event for a period greater than 90 days) and his Annual Bonus has been earned as of the date of Employee's death or Disability, as determined by the Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets for such fiscal year.

      6. DEFINITION OF CAUSE. For purposes of this Agreement, "CAUSE" for Employee's termination will exist at any time after the happening of one or more of the following events:

         (a) Employee's willful misconduct or gross negligence in performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directive are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within ten
(10) working days after written notice from the Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

         (b) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

         (c) Employee's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

      7. DEFINITION OF DISABILITY. For purposes of this Agreement, "DISABILITY" shall mean that Employee has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and

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acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

         8. CONFIDENTIALITY AGREEMENT. Employee shall sign, or has signed, a Confidential Information and Invention Assignment Agreement (the "CONFIDENTIALITY AGREEMENT") substantially in the form attached hereto as EXHIBIT A. Employee hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

         9. NONCOMPETITION COVENANT. Employee hereby agrees that he shall not, during the term of his employment pursuant to this Agreement and the Severance Period, if any, and with respect to subsections (b) and (c) below, for a period of twelve (12) months after termination of employment for any or no reason, with or without Cause, do any of the following without the prior written consent of the Board of Directors:

              (a) COMPETE. Carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), nor engage in any other activities that conflict with Employee's obligations to the Company.

              (b) SOLICIT BUSINESS. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

              (c) SOLICIT PERSONNEL. Solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company. This Section 9(c) is to be read in conjunction with Section 7 of the Confidential Information and Invention Assignment Agreement executed by Employee.

         10. CONFLICTS. Except as set forth in Section 12, Employee represents that his performance of all terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

         11. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent

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as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         12. OUTSIDE ACTIVITIES. Employee shall be permitted up to four (4) days per month to perform outside activities subject to Section 9(a) above, such as serving as a consultant or a director to other companies or organizations. Additionally, nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market.

         13. MISCELLANEOUS PROVISIONS.

                   (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

                   (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

                   (c) SOLE AGREEMENT. This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

                   (d) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such a Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

                   (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                   (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

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          (g)  COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h) ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Jose, California in accordance with the rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 13(h) shall not apply to the Confidentiality Agreement.

          (i) ADVICE OF COUNSEL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [SIGNATURE PAGE FOLLOWS]





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     The parties have executed this Agreement the date first written above.


                                       KIVA GENETICS, INC.



                                       By: /s/ Andrew P. Sandham
                                          ---------------------------------
                                       Title:    President & COO
                                             ------------------------------

                                       Address: 2375 Garcia Ave.
                                                Mountain View, CA 94070


                                       HUGH Y. RIENHOFF, JR., M.D.


                                       Signature: /s/ Hugh Y. Rienhoff, Jr.
                                                 --------------------------

                                       Address: 1120 Dayton Avenue
                                                San Carlos, CA 94070




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